Exhibit 5.1

Morse, Zelnick, Rose & Lander

A LIMITED LIABILITY PARTNERSHIP

825 THIRD AVENUE

NEW YORK, NEW YORK 10022

212-838-1177

FAX – 212-838-9190

December 13, 2017

WPCS International Incorporated

521 Railroad Avenue

Suisun City, CA 94585

Re:	Registration Statement on Form S-4 SEC File No. 333-220891

Ladies and Gentlemen:

We have acted as special counsel to WPCS International Incorporated, a Delaware corporation (“WPCS”), in connection with the proposed issuance by WPCS of up to 34,672,569 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”). The Shares are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 10, 2017 (Registration No.333-220891) (as amended, the “Registration Statement”), in connection with that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of September 6, 2017, by and among WPCS, DC Acquisition Corporation (“Merger Sub”), a Delaware company and a wholly-owned subsidiary of the Company) and DropCar, Inc. (“DropCar”), a Delaware company, which is included as Annex A to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of WPCS and others as to factual matters without having independently verified such factual matters. We are opining herein only with respect to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable DropCar stockholders, and have been issued by WPCS against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, and, in the case of Shares that are issued upon exercise of the WPCS Merger Warrants (as defined in the Merger Agreement), in accordance with the terms of such WPCS Merger Warrants, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of WPCS, and the Shares will be validly issued, fully paid and nonassessable. In addition, upon issuance, the WPC Merger Warrants will have been duly authorized by all necessary corporate action of WPCS and will be validly issued and enforceable in accordance with their terms.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares and (ii) WPCS

WPCS International Incorporated

December 13, 2017

will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

MORSE, ZELNICK, ROSE & LANDER, LLP

By:	/s/ MORSE, ZELNICK, ROSE & LANDER, LLP